UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 1, 2024
ARRAY TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39613	83-2747826
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3901 Midway Place NE
Albuquerque, New Mexico 87109
(Address of Principal Executive Offices, and Zip Code)
(505) 881-7567
Registrant’s Telephone Number, Including Area Code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	ARRY	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2024, the Board of Directors (the “Board”) of Array Technologies, Inc. (the “Company” or “Array”) appointed H. Keith Jennings, age 55, as Chief Financial Officer of the Company, effective upon commencement of his employment with the Company on January 6, 2025.

Prior to his appointment as Chief Financial Officer of Array, Mr. Jennings served as Executive Vice President and Chief Financial Officer for Weatherford International from September 2020 to July 2022 and Executive Vice President and Chief Financial Officer of Calumet Specialty Products Partners, L.P. from November 2019 to September 2020. Prior to that, Mr. Jennings was Vice President of Finance for Eastman Chemical Company from 2018 to 2019 and Vice President and Treasurer from 2016 to 2018. From 2009 to 2016 he served as Vice President and Treasurer of Cameron International Corporation. Mr. Jenning currently serves on the board of directors of Noble Corporation, having joined the board in November 2023, and he currently serves on the board of directors of 5E Advanced Materials, Inc, a position he has held since October 2022 and from which he will be stepping down at the end of 2024. Mr. Jennings holds a Bachelor of Commerce from the University of Toronto and earned his M.B.A. from Columbia University.

In connection with Mr. Jennings’ appointment, the Company entered into an employment offer letter (the “Offer Letter”) with Mr. Jennings, dated December 1, 2024, setting forth certain terms of his employment with the Company. The Offer Letter and Mr. Jennings’ employment thereunder may be terminated with or without cause or notice, by the Company or by Mr. Jennings, subject to the rights and obligations contained therein.

Under the terms of the Offer Letter, Mr. Jennings will receive (i) an initial annual base salary of $500,000, (ii) an annual cash incentive bonus at a target level of 80% of his base salary, based on the achievement of the Company’s corporate objectives and Mr. Jennings’ individual objectives, in each case, as established by the Board or the Human Capital Committee thereof, (iii) a one-time cash payment of $100,000 to assist with relocation expenses, and (iv) a one-time equity grant with a grant date fair value of $500,000 in the form of time-based restricted stock units (“RSUs”) to be granted on or about January 6, 2025 and vesting on the third anniversary of the grant date, subject to Mr. Jennings’ continued employment through the vesting date.

Mr. Jennings will also be eligible to receive an annual equity grant under the Company’s Long Term Incentive Plan (the “LTIP”), in the discretion of the Board or the Human Capital Committee thereof. Subject to applicable approvals, upon the commencement of his employment Mr. Jennings will be eligible to receive an equity grant under the LTIP with a grant date fair value of $1,500,000 (the “Equity Grant”). 50% of the Equity Grant will be in the form of performance stock units (“PSUs”) subject to vesting over a three-year performance period contingent upon the achievement of certain Company performance criteria determined by the Board or the Human Capital Committee thereof and as set forth in the LTIP. The remaining 50% of the Equity Grant will be in the form of RSUs vesting in three equal annual installments beginning on the first anniversary of the grant date, in each case subject to Mr. Jennings’ continued employment through the applicable vesting date.

Under the Offer Letter, Mr. Jennings would be entitled to severance upon the termination of his employment in certain circumstances pursuant to the Company’s Executive Severance and Change in Control Plan (the “Severance Policy”). Under the Company’s Severance Policy, upon a termination of employment without cause or Mr. Jennings’ resignation with good reason, and subject to Mr. Jennings execution and non-revocation of a general release of claims in favor of the Company and Mr. Jennings’ compliance with his existing restrictive covenants, Mr. Jennings is entitled to (i) 100% of the sum of his annual base salary and (ii) subject to his timely election of COBRA coverage, payment of the Company’s portion of monthly COBRA premiums for 12 months (or, if earlier, until he becomes eligible for coverage under a subsequent employer’s health plan). In addition, if Mr. Jennings is terminated in connection with or within 12 months following a change in control of the Company, he is instead entitled to (i) 200% of the sum of his annual base salary and target annual bonus opportunity and (ii) subject to his timely election of COBRA coverage, payment of the Company’s portion of monthly COBRA premiums for 24 months (or, if earlier, until he becomes eligible for coverage under a subsequent employer’s health plan). Additionally, upon Mr. Jennings’ qualifying termination (not in connection with a change in control) all outstanding RSUs would continue to vest over the severance period as if Mr. Jennings had remained employed through each subsequent vesting date and all outstanding PSUs for which the performance period has not been completed will remain outstanding and eligible to vest based on actual achievement of the performance metrics through the applicable performance period, pro-rated to reflect the portion of the performance period during which Mr. Jennings was employed by the Company. Upon Mr. Jenning’s qualifying termination in connection with, or within 12 months after a change in control, all outstanding RSUs would continue to vest as if he had remained employed by the Company. Upon the occurrence a change in control, any outstanding PSUs would be earned based on actual performance through the date of the change in control, with the earned PSUs continuing to vest based on Mr. Jennings’ continued service, and upon a qualifying termination in connection with, or within 12 months following, a change in control or termination by reason of death or disability following a change in control, all earned PSUs would immediately become fully vested upon the date of termination.

The foregoing is not a complete description of the Offer Letter and is qualified in its entirety by reference to the full text and terms of the Offer Letter, which is filed as Exhibit 10.1 to this current report, and incorporated herein by reference.

There are no arrangements or understandings between Mr. Jennings and any other person pursuant to which he was appointed as Chief Financial Officer of the Company. Mr. Jennings does not have any family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. There are no related party transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission) between Mr. Jennings and the Company.

Item 7.01 Regulation FD Disclosures.

On December 3, 2024, the Company issued a press release announcing the appointment of H. Keith Jennings as the Company’s Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information included in Item 7.01 of this Current Report, including Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in any such filing, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit#	Description

10.1	Offer Letter of Employment, dated December 1, 2024, by and between Array Tech, Inc. and H. Keith Jennings.

99.1	Press Release of Array Technologies, Inc., dated December 3, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Array Technologies, Inc.

Date: December 3, 2024	By:	/s/ Michael Howell
	Name:	Michael Howell
	Title:	Interim Chief Legal Officer and General Counsel